EXHIBIT 21.1
Subsidiaries of the Company

BORGWARNER INC. (Parent)*	JURISDICTION
NAME OF SUBSIDIARY

Bassi S.r.l.	Italy
B80 Italia S.r.l.	Italy
BERU Italia S.r.l.	Italy
BERU Mexico S.A. de C.V.	Mexico
BorgWarner Aftermarket Europe GmbH	Germany
BorgWarner Alternators Inc.	Delaware
BorgWarner Arnstadt RE GmbH & Co. KG	Germany
BorgWarner Asia Inc.	Delaware
BorgWarner Automotive Asia Limited	Hong Kong
BorgWarner Automotive Components (Beijing) Co., Ltd.	China
BorgWarner Automotive Components (Jiangsu) Co., Ltd.	China
BorgWarner Automotive Components (Ningbo) Co., Ltd.	China
BorgWarner Automotive Components (Tianjin) Co., Ltd.	China
BorgWarner Automotive Components (Wuhan) Co., Ltd.	China
BorgWarner Brasil Ltda.	Brazil
BorgWarner (China) Investment Co., Ltd.	China
BorgWarner Comercializadora PDS, S. de R.L. de C.V.	Mexico
BorgWarner Componentes PDS, S. de R.L. de C.V.	Mexico
BorgWarner Chungju Co., Ltd.	South Korea
BorgWarner Comercial e Distribuidora de Pecas	Brazil
para Veiculos Automotores Ltda.
BorgWarner Cooling Systems (India) Private Limited	India
BorgWarner Cooling Systems GmbH	Germany
BorgWarner Diversified Transmission Products Inc.	Delaware
BorgWarner Diversified Transmission Products Services Inc.	Delaware
BorgWarner Drivetrain de Mexico S.A. de C.V.	Mexico
BorgWarner Drivetrain Engineering GmbH	Germany
BorgWarner Drivetrain Management Services	Mexico
de Mexico S.A. de C.V.
BorgWarner Electric Motors, L.L.C.	Virginia
BorgWarner Emissions Systems Ltda.	Brazil
BorgWarner Emissions Systems Holding LLC	Delaware
BorgWarner Emissions Systems India Private Limited	India
BorgWarner Emissions Systems LLC	Delaware
BorgWarner Emissions Systems of Michigan Inc.	Delaware
BorgWarner Emissions Systems Portugal, Unipessoal LDA	Portugal
BorgWarner Emissions Systems (Ningbo) Co., Ltd.	China
BorgWarner Emissions Systems Spain, S.L.	Spain
BorgWarner Emissions Talegaon Private Limited	India
BorgWarner Engineering Ketsch RE GmbH & Co. KG	Germany

BorgWarner Engineering Kibo RE GmbH & Co. KG	Germany
BorgWarner Esslingen GmbH	Germany
BorgWarner Europe GmbH	Germany
BorgWarner Europe Holding (PDS) B. V.	Netherlands
BorgWarner Europe Holding S.a. r l.	Luxembourg
BorgWarner Europe LLC	Delaware
BorgWarner Gateshead Limited	United Kingdom
BorgWarner Germany Holding S.a. r l.	Luxembourg
BorgWarner Germany REH GmbH	Germany
BorgWarner Germany REM GmbH	Germany
BorgWarner Global Holding S.a. r l.	Luxembourg
BorgWarner Heidelberg I RE GmbH & Co. KG	Germany
BorgWarner Heidelberg II RE GmbH & Co. KG	Germany
BorgWarner Heidelberg REH GmbH	Germany
BorgWarner Heidelberg REM GmbH	Germany
BorgWarner Holding Inc.	Delaware
BorgWarner Holdings Limited	United Kingdom
BorgWarner Hungary Kft.	Hungary
BorgWarner India Holdings Inc.	Delaware
BorgWarner Investment Holding Inc.	Delaware
BorgWarner IT Services Europe GmbH	Germany
BorgWarner Ithaca LLC	Delaware
BorgWarner Ketsch Plant RE GmbH & Co. KG	Germany
BorgWarner Ketsch REH GmbH	Germany
BorgWarner Ketsch REM GmbH	Germany
BorgWarner Kibo RE GmbH & Co. KG	Germany
BorgWarner Korea Holdings LLC	Delaware
BorgWarner Korea Holdings (PDS) B.V.	Netherlands
BorgWarner Limited	United Kingdom
BorgWarner Ludwigsburg GmbH	Germany
BorgWarner Ludwigsburg RE GmbH & Co. KG	Germany
BorgWarner Markdorf Plant RE GmbH & Co. KG	Germany
BorgWarner Markdorf REH GmbH	Germany
BorgWarner Markdorf REM GmbH	Germany
BorgWarner Massachusetts Inc.	Delaware
BorgWarner Mauritius Holding Ltd.	Mauritius
BorgWarner Mexico Holdings LLC	Delaware
BorgWarner Morse Systems Italy S.r.l.	Italy
BorgWarner Morse Systems Japan K.K.	Japan
BorgWarner Morse Systems Korea Ltd.	South Korea
BorgWarner Morse TEC LLC	Delaware
BorgWarner Morse Systems Mexico, S.A. de C.V.	Mexico
BorgWarner Morse Systems India Private Limited	India
BorgWarner Muggendorf RE GmbH & Co. KG	Germany
BorgWarner Netherlands Holding (PDS) B.V.	Netherlands
BorgWarner NW Inc.	Delaware

BorgWarner Oberboihingen RE GmbH & Co. KG	Germany
BorgWarner Oroszlany Kft.	Hungary
BorgWarner PDS (Anderson), L.L.C.	Delaware
BorgWarner PDS Brasil Produtos Automotivos Ltda.	Brazil
BorgWarner PDS (Changnyeong) Inc.	South Korea
BorgWarner PDS (Indiana) Inc.	Delaware
BorgWarner PDS Irapuato, S. de R.L. de C.V.	Mexico
BorgWarner PDS (Livonia) Inc.	Delaware
BorgWarner PDS Mexico Holdings, S. de R.L. de C.V.	Mexico
BorgWarner PDS (Ochang) Inc.	South Korea
BorgWarner PDS (Sweden) AB	Sweden
BorgWarner PDS Technologies, L.L.C.	Delaware
BorgWarner PDS (USA) Inc.	Delaware
BorgWarner Poland Sp. z o.o.	Poland
BorgWarner (Reman) Holdings, L.L.C.	Delaware
BorgWarner Rzeszów Sp. z o.o.	Poland
BorgWarner Shenglong (Ningbo) Co., Ltd.	China
BorgWarner South Asia Inc.	Delaware
BorgWarner Southborough Inc.	Delaware
BorgWarner Spain Holding, S.L.	Spain
BorgWarner (Thailand) Limited	Thailand
BorgWarner Thermal Systems Inc.	Delaware
BorgWarner Thermal Systems of Michigan Inc.	Delaware
BorgWarner TorqTransfer Systems Beijing Co., Ltd.	China
BorgWarner Tralee Ltd.	Ireland
BorgWarner Transmission Systems Arnstadt GmbH	Germany
BorgWarner Transmission Systems GmbH	Germany
BorgWarner Transmission Systems Korea Ltd.	South Korea
BorgWarner Transmission Systems LLC	Delaware
BorgWarner Transmission Systems Monaco S.A.M.	Monaco
BorgWarner Transmission Systems Tulle S.A.S.	France
BorgWarner Trustees Limited	United Kingdom
BorgWarner Turbo & Emissions Systems France S.A.S.	France
BorgWarner Turbo and Emissions Systems	Mexico
de Mexico S.A. de C.V.
BorgWarner Turbo Systems Engineering GmbH	Germany
BorgWarner Turbo Systems GmbH	Germany
BorgWarner Turbo Systems LLC	Delaware
BorgWarner Turbo Systems of Michigan Inc.	Delaware
BorgWarner Turbo Systems Worldwide Headquarters GmbH	Germany
BorgWarner United Transmission Systems Co., Ltd.	China
BorgWarner USA Industries, L.L.C.	Delaware
BorgWarner Vertriebs und Verwaltungs GmbH	Germany
BorgWarner Waterloo Inc.	Canada
BorgWarner Wrexham Limited	United Kingdom
BW El Salto, S.A. De C.V.	Mexico

BW Holding Ltd.	Bermuda
BWA Receivables Corporation	Delaware
BWA Turbo Systems Holding LLC	Delaware
Creon Insurance Agency Limited	United Kingdom
Fidelity National Technology Imaging, LLC	Delaware
Kuhlman LLC	Delaware
Kysor Europe Limited	United Kingdom
M. & M. Knopf Auto Parts, L.L.C.	Delaware
New PDS Corp.	Delaware
NSK-Warner K.K.	Japan
NSK-Warner (Shanghai) Co., Ltd.	China
NSK-Warner U.S.A., Inc.	Michigan
Old Remco Holdings, L.L.C.	Delaware
Old Remco International Holdings, L.L.C.	Delaware
Remy Electric (Wuhan) Limited	China
Remy Electricals Hubei Company Limited	China
SeohanWarner Turbo Systems, Ltd.	South Korea
Sevcon Asia Limited	South Korea
Sevcon GmbH	Germany
Sevcon Japan KK	Japan
Sevcon New Energy Technology (Hubei) Company Limited	China
Sevcon SAS	France
Sevcon S.r.l	Italy
Transmission Systems AutoForm Ltd.	South Korea

*This list includes significant equity investees